UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2008

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On November 17, 2008, M. Wayne Wisehart (“Wisehart”) was appointed to the Company’s board of directors and to the audit committee thereof as chairman and the continuing members of the audit committee shall be Dennis M. Cline and Jonathan Fram.

In connection with such appointment, the compensation committee granted Wisehart the following equity awards: (i) a non-qualified stock option to purchase 40,000 shares of the Company’s Class B common stock under the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”) at an exercise price of $5.61 per share, the closing price of the Company’s Class B common stock on the Nasdaq Global Market on November 17, 2008 (the “Grant Date”), and (ii) a restricted stock award under the Plan to purchase an aggregate of 3,700 shares of the Company’s Class B common stock in his capacities as director and chairman of the audit committee on the Grant Date and at an exercise price of $0.01 per share.

The nonqualified stock option will vest in accordance with the following vesting schedule: 25% of the aggregate amount of such shares will vest on the first anniversary of the Grant Date and the remainder of such shares will vest quarterly thereafter over the next three year period in equal increments of 6.25% of the aggregate amount of such shares with accelerated vesting upon certain events as set forth in such non-qualified stock option agreement. The restricted stock award will vest in full on May 9, 2009 assuming continued service on the board for such period with accelerated vesting upon certain events as set forth in such restricted stock agreement. In connection with such appointment, the Company entered into a director indemnification agreement with Wisehart.

There is no arrangement or understanding between Wisehart and any other person pursuant to which he was selected as a director of the Company. There are no transactions in which Wisehart has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On November 18, 2008, the Company issued a press release regarding the appointment of Wisehart to the board of directors of the Company. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2008	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 18, 2008.

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